     As filed with the Securities and Exchange Commission on August 11, 1999
                                                            File No. 333-_____
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                             THE TIMBERLAND COMPANY

             (Exact name of registrant as specified in its charter)

                    Delaware                                                                02-0312554
(State or other jurisdiction of incorporation or organization)                  (I.R.S. Employer Identification No.)

                                200 Domain Drive
                          Stratham, New Hampshire 03885
          (Address of principal executive offices, including zip code)
                            -------------------------

                        1991 Employee Stock Purchase Plan
                        (as amended through May 20, 1999)

                            -------------------------
                            (Full title of the plans)

                                JEFFREY B. SWARTZ
                      President and Chief Executive Officer
                             The Timberland Company
                                200 Domain Drive
                          Stratham, New Hampshire 03885
                                 (603) 772-9500
 (Name and address, including zip code, and telephone number, including area code, of agent for service)
                               ------------------

                  Please send copies of all communications to:
                              HEMMIE CHANG, ESQUIRE
                                  Ropes & Gray
                             One International Place
                           Boston, Massachusetts 02110
                                 (617) 951-7000

                         CALCULATION OF REGISTRATION FEE

------------------------- ---------------- ------------------------ -------------------------- ---------------------
Title of securities to    Amount to be     Proposed maximum         Proposed maximum           Amount of
be registered             registered       offering price per       aggregate offering price   registration fee
                                           share
------------------------- ---------------- ------------------------ -------------------------- ---------------------
Class A Common Stock,         100,000             $75.94(1)                   $7,594,000            $2,111.13
par value $0.01

------------------------- ---------------- ------------------------ -------------------------- ---------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of The Timberland Company Class A Common Stock, par value $0.01, reported on the New York Stock Exchange Composite Transactions tape on August 9, 1999.

                      REGISTRATION OF ADDITIONAL SECURITIES

         The  Timberland   Company  (the  "Company"  or   "Registrant")   hereby
incorporates by reference the contents of the Registrant's Registration Statement on Form S-8, File number 33-60459, and the Registrant's filing on Form 10-Q, file number 1-09548. The purpose of this Registration Statement is to register an additional 100,000 shares of the Company's Class A Common stock for issuance under the Company's 1991 Employee Stock Purchase Plan.

Item 8.  Exhibits.

Exhibit

4. Copy of the Timberland Company's 1991 Employee Stock Purchase Plan, as amended to date.

5.        Opinion of Ropes & Gray.
23.1.     Consent of Deloitte & Touche.
23.2. Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5 to this registration statement).

24.       Power of Attorney  (included  in Part II of this
          registration   statement   under   the   caption
          "Signatures").

ITEM 9.   UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1934 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stratham, State of New Hampshire on this 10th day of August, 1999.



                                               By:  /s/ Jeffrey B. Swartz
                                                    -----------------------
                                                    Jeffrey B. Swartz
                                                    Chief Executive Officer


          Each person whose signature appears below constitutes and appoints Sidney W. Swartz, Jeffrey B. Swartz and Dennis W. Hagele, and each of them individually, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 to be filed by The Timberland Company, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed below by the following persons in the capacities shown on the date indicated.

Signature                               Title                                                Date



 /s/ Sidney W. Swartz                   Chairman of the Board                                August 10, 1999
---------------------
Sidney W. Swartz



 /s/ Jeffrey B. Swartz                  President and Chief Executive Officer                August 10, 1999
----------------------                  (Principal Executive Officer)
Jeffrey B. Swartz



 /s/ Geoffrey J. Hibner                 Senior Vice President-Finance and                    August 10, 1999
-----------------------                 Administration and Chief Financial
 Geoffrey J. Hibner                     Officer (Principal Financial Officer)



 /s/ Dennis W. Hagele                   Vice President-Finance and Corporate                 August 10, 1999
-----------------------                 Controller (Principal Accounting Officer)
Dennis W. Hagele








 /s/ Robert M. Agate                   Director                                              August 10, 1999
--------------------
Robert M. Agate



--------------------                   Director
John F. Brennan



 /s/ Ian W. Diery                      Director                                              August 10, 1999
---------------------
Ian W. Diery



 /s/ John A. Fitzsimmons               Director                                              August 10, 1999
------------------------
John A. Fitzsimmons



 /s/ Indra K Nooyi                     Director                                              August 10, 1999
---------------------
Indra K. Nooyi



---------------------                  Director
Abraham Zaleznik



                                  EXHIBIT INDEX


Exhibit
Number                          Title of Exhibit
------                          ----------------
4.        The Timberland Company 1991 Employee Stock Purchase Plan.
5.        Opinion of Ropes & Gray.
23.1.     Consent of Deloitte & Touche.
23.2. Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5 to this registration statement).

24.       Power   of   Attorney   (included   in  Part  II  of  this
          registration statement under the caption "Signatures").